Exhibit 99.1

SumTotal Systems Announces Preliminary Results for the Third Quarter

2006

MOUNTAIN VIEW, Calif., — October 16, 2006 — SumTotal® Systems (Nasdaq: SUMT), the largest provider of talent and learning solutions, today announced preliminary financial results for the third quarter ended September 30, 2006.

For the third quarter, SumTotal expects GAAP revenue to be in the range of $26.8 to $27.0 million with license revenue in the range of $7.1 million to $7.2 million and service revenue in the range of $19.7 million to $19.8 million, and net loss in the range of $2.8 to $2.6 million or $0.11 to $0.10 per share.

Non-GAAP revenue is expected to be in the range of $27.3 to $27.5 million with license revenue in the range of $7.4 million to $7.5 million and service revenue in the range of $19.9 million to $20.0 million, and non-GAAP net income in the range of $0.9 to $1.1 million or $0.03 to $0.04 per share.

Non-GAAP results exclude the impact of certain non-cash accounting adjustments and one-time charges primarily related to acquisition accounting. A reconciliation to the GAAP results is provided below.

Chief Executive Officer Don Fowler stated, “We are pleased with the revenue which is a record for any quarter in our history and continues our success — both in winning new business and in selling incremental solutions into our installed base. However, we are disappointed with the net income, which is estimated to be below our prior expectations. This results from higher than expected costs, predominantly in our services business. We are implementing actions to correct the situation and will discuss these in our quarterly conference call.”

A conference call to discuss the final third quarter results will be held on Tuesday, October 31, 2006 at 5:00 p.m. ET/ 2:00 p.m. PT. SumTotal plans to make a live, audio webcast available to investors and the public at www.sumtotalsystems.com/company/investors. Along with the webcast, SumTotal plans to make available a telephone replay of the call on Tuesday, October 31, 2006, beginning at approximately 5:00 p.m. Pacific Time through the close of business on Tuesday, November 7, 2006. Interested parties can access the replay by dialing 877-519-4471 within the US or 973-341-3080 outside the US and entering the access code 7930097.

The time or manner of the webcast may change for technical and/or administrative reasons.

About SumTotal Systems

SumTotal Systems (NASDAQ: SUMT) is the largest provider of talent and learning solutions. SumTotal deploys mission-critical solutions that align talent and knowledge with business goals to generate significant bottom-line results. With more than 17 million users worldwide, SumTotal has helped accelerate performance and profits for more than 1,500 of the world’s best-known companies and government agencies including Accenture, Aetna, Cendant, DaimlerChrysler, Delta Air Lines, Harley-Davidson, Microsoft, Novartis, PNC Bank, U.S. Army, U.S. Air Force, U.S. Navy, U.S. Coast Guard, U.S. Bancorp, United Airlines, Vodafone, Wachovia and Wyeth. SumTotal has offices throughout the United States, in London, Paris, Frankfurt, Singapore, Sydney, Tokyo, Hong Kong and Hyderabad. For more information about SumTotal’s products and services, visit www.sumtotalsystems.com.

SumTotal and the SumTotal logo are trademarks or registered trademarks of SumTotal Systems, Inc. and/or its affiliates in the United States and/or other countries. Other names may be trademarks of their respective owners.

Safe Harbor / Forward-Looking Statements

Information in this press release contains management’s preliminary estimates regarding the financial performance of the company and forward-looking statements, including without limitation, financial performance estimates for the third quarter ended September 30, 2006. These statements represent SumTotal Systems’ current expectations and beliefs, but are subject to change as management completes its close of financial books for the quarter ended September 30, 2006 and as management implements expense controls. These statements are not historical facts or guarantees of financial results for the quarter ended September 30, 2006 or future performance or events. They are based on current expectations, estimates, beliefs, assumptions, goals and objectives; and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. Readers of this press release are cautioned not to place undue reliance on any preliminary financial result or forward-looking statement. Additional factors that could cause actual results to differ include, but are not limited to, (i) additional information and word regarding the close of the financial books for the quarter ended September 30, 2006, (ii) failure to implement in a timely fashion, or at all, the requisite steps to control expenses, especially in the services organization; (iii) other unexpected expenses; (iv) increased or unexpected costs of migrating customers to the 7.x platform; (v) other market conditions that include risks and uncertainties such as risks associated with financial, economic, political, terrorist activity and other uncertainties; and (xv) other events and other important factors disclosed previously and from time to time in SumTotal Systems’ filings with the Securities and Exchange Commission, including the company’s annual report for fiscal year 2005 on Form 10-K filed on March 28, 2006, its quarterly report for the quarter ended June 30, 2006 on Form 10-Q filed on August 9, 2006, as amended on Form 10-Q/A filed on September 15, 2006, its Form S-3/As filed on September 28, 2006 and October 2, 2006, and its Form 8-Ks. The forward-looking statements contained in this release are made as of October 16, 2006, and SumTotal Systems assumes no obligation to update the information in this press release.

Non-GAAP to GAAP Reconciliation

(All amounts in millions except per share data)

	License	Service
Non-GAAP revenue	$7.4 –$7.5	$19.9 - $20.0	$27.3 - $27.5
Deferred revenue write-off	$(0.3)	$(0.2)	$(0.5)

GAAP revenue	$ 7.1 - $7.2	$ 19.7 - $19.8	$26.8 - $27.0

Non-GAAP net income			$0.9 - $1.1
Deferred revenue write-off			$(0.5)
Amortization of intangible assets			$(2.1)
Stock-based compensation			$(1.1)

GAAP net loss			$(2.8)-$(2.6)

Non-GAAP earnings per share			$ 0.03 - $0.04
Deferred revenue write-off			$(0.02)
Amortization of intangible assets			$(0.08)
Stock-based compensation			$(0.04)

GAAP loss per share			$(0.11- $0.10)

Use of non-GAAP Financial Measures

In managing its business financial performance and establishing internal financial plans and targets the Company uses non-GAAP financial measures. Management believes that certain non–GAAP financial measures provide greater transparency in managing its operations and business. The company has presented these non-GAAP financial measures as supplemental information to allow investors to see how management views the operating performance of the company and how it communicates the performance internally. The company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. This non-GAAP information is subject to material limitations and is not intended to be used in isolation or instead of results prepared in accordance with GAAP but rather in addition to the GAAP results. Also, the non–GAAP information prepared by SumTotal is not necessarily comparable to non-GAAP information provided by other companies.

A reconciliation of the non-GAAP measures to GAAP is included in the financial tables contained in this press release. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as provided herein.

The adjustments and the basis for excluding them are as follows:

Deferred Revenue Write-down

The company excludes the impact of the write-down of acquired deferred revenue to fair value relating to its acquisitions of Docent, Inc. and Pathlore Software Corporation. This has the effect of increasing licenses, service and maintenance revenue to the amounts that would have been recorded in the absence of the purchase accounting adjustments required by GAAP. This is done to provide management with better visibility on the contractual revenue run rate, maintenance and subscription renewal rates and the operating profitability of the business.

Stock Based Compensation

SumTotal has incurred stock-based compensation as required by FAS 123R in 2006 and by APB25 in prior years. The company excludes these expenses from services and maintenance cost of revenue, research and development expenses, sales and marketing expenses and general and administrative expenses because it believes that the information is not relevant in managing its operations. Excluding these expenses also provides for better comparability between periods and for results that better reflect the economic cash flows of the operations.

Amortization of Intangibles

The company has incurred expenses for amortization of intangibles in the cost of sales numbers reported in its GAAP financial results. These expenses relate to various acquisitions of companies and technology. Management excludes these expenses when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business.

Contacts:

Press:

SumTotal Systems

Bill Perry

716-652-1762

bperry@sumtotalsystems.com

Investors:

SumTotal Systems

Gwyn Lauber

650-934-9594

glauber@sumtotalsystems.com

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